As filed with the Securities and Exchange Commission on November 8, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MIDLAND STATES BANCORP, INC.

(Exact name of registrant as specified in its charter)

Illinois	6022	37-1233196
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1201 Network Centre Drive

Effingham, Illinois 62401

(217) 342-7321

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Jeffrey G. Ludwig
President and Chief Executive Officer
Midland States Bancorp, Inc.
1201 Network Centre Drive
Effingham, Illinois 62401
(217) 342-7321

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Dennis R. Wendte

Bill Fay

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 W. Madison Street, Suite 3900

Chicago, Illinois 60606

(312) 984-3100

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transaction period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
5.00% Fixed-to-Floating Rate Subordinated Notes due 2029	$72,750,000	100%	$72,750,000	$9,442.95	(2)
5.50% Fixed-to-Floating Rate Subordinated Notes due 2034	$27,250,000	100%	$27,250,000	$3,537.05	(2)

(1)                                  In accordance with Rule 457(p) under the Securities Act of 1933, as amended (the “Securities Act”), $12,980.00 of the $19,151.86 in unused filing fees paid by the registrant in connection with its Registration Statement on Form S-3 (File No. 333-219097), initially filed with the Securities and Exchange Commission on June 30, 2017 (the “Prior Registration Statement”), is offset against the registration fees payable in connection with this registration statement.  A total of $6,171.86 of the filing fees paid in connection with the Prior Registration Statement remains available for future setoff in accordance with Rule 457(p).

(2)                                  Calculated in accordance with Rule 457(f) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE MAY NOT COMPLETE THE EXCHANGE OFFER AND ISSUE THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION,
DATED NOVEMBER 8, 2019

PROSPECTUS

OFFER TO EXCHANGE

Up to $72,750,000 aggregate principal amount of
5.00% Fixed-to-Floating Rate Subordinated Notes due 2029
that have been registered under the Securities Act of 1933
for any and all outstanding unregistered
5.00% Fixed-to-Floating Rate Subordinated Notes due 2029
(CUSIP #597742 AG0 / ISIN# US597742AG00; CUSIP #597742 AF2 / ISIN# US597742AF27)

and

Up to $27,250,000 aggregate principal amount of
5.50% Fixed-to-Floating Rate Subordinated Notes due 2034
that have been registered under the Securities Act of 1933
for any and all outstanding unregistered
5.50% Fixed-to-Floating Rate Subordinated Notes due 2034
(CUSIP #597742 AJ4 / ISIN# US597742AJ49; CUSIP #597742 AH8 / ISIN# US597742AH82)

We are offering to exchange (i) 5.00% Fixed-to-Floating Rate Subordinated Notes due 2029 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), which we refer to in this prospectus as the “New 2029 Notes,” for any and all of our outstanding unregistered 5.00% Fixed-to-Floating Rate Subordinated Notes due 2029 that we issued in a private placement on September 20, 2019, which we refer to in this prospectus as the “Old 2029 Notes,” and (ii) 5.50% Fixed-to-Floating Rate Subordinated Notes due 2034 that have been registered under the Securities Act, which we refer to in this prospectus as the “New 2034 Notes” and, together with the New 2029 Notes, as the “New Notes,” for any and all of our outstanding unregistered 5.50% Fixed-to-Floating Rate Subordinated Notes due 2034 that we issued in a private placement on September 20, 2019, which we refer to in this prospectus as the “Old 2034 Notes” and, together with the Old 2029 Notes, as the “Old Notes.”  We are making this offer to exchange the New Notes for the Old Notes to satisfy our obligations under a registration rights agreement that we entered into with the purchasers of the Old Notes in connection with our issuance of the Old Notes to those purchasers.

The exchange offer is subject to customary closing conditions and will expire at 11:59 p.m., New York City time, on [         ], unless extended.

We will not receive any cash proceeds from this exchange offer. The issuance of the New Notes in exchange for the Old Notes will not result in any increase in our outstanding indebtedness. Old Notes that are not exchanged for New Notes in this exchange offer will remain outstanding. The exchange offer is not subject to any minimum tender condition, but is subject to certain customary conditions.

Upon expiration of the exchange offer, all Old Notes that have been validly tendered and not withdrawn will be exchanged for an equal principal amount of New Notes. The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes are registered under the Securities Act and are generally not subject to transfer restrictions, are not entitled to registration rights under the registration rights agreement that we entered into with the initial purchasers of the Old Notes and do not have the right to additional interest under the circumstances described in that registration rights agreement relating to our fulfillment of our registration obligations. The New Notes evidence the same debt as the Old Notes and are governed by the same indentures, as applicable, under which the Old Notes were issued.

There is no existing public market for the Old Notes or the New Notes and we do not expect any public market to develop in the future for either the Old Notes or the New Notes. The Old Notes are not listed on any national securities exchange or quotation system and we do not intend to list the New Notes on any national securities exchange or quotation system.

You may withdraw your tender of Old Notes at any time prior to the expiration of the exchange offer. We will exchange all of the outstanding Old Notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer for an equal principal amount of New Notes.

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. A broker-dealer that acquired Old Notes because of market-making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with resales of the New Notes for a period of 180 days after the completion of the exchange offer. See “Plan of Distribution.”

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 8, as well as the risk factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in the other reports filed by us with the Securities and Exchange Commission and incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission or regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not savings accounts, deposits or obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is                    .

2

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us, the exchange offer and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference.

We are providing this prospectus to holders of Old Notes in connection with our offer to exchange Old Notes for New Notes. We are not making this exchange offer in any jurisdiction where the exchange offer is not permitted.

You should rely only on the information contained or incorporated by reference in this prospectus and in the accompanying exchange offer transmittal documents filed by us with the SEC. We have not authorized any other person to provide you with any other information with regard to this exchange offer. If anyone provides you with information that is different or inconsistent with the information contained in this prospectus, you should not rely on it. You should not assume that any information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of the applicable document that contains such information. Our business, financial condition, results of operations and prospects may have changed since such date.

You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the exchange offer and ownership of these securities.

Each broker-dealer that receives New Notes for its own account in exchange for Old Notes acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of New Notes received in exchange for Old Notes. We have agreed in the letter of transmittal to make this prospectus, as amended or supplemented, available to any such broker-dealer that requests copies of this prospectus for use in connection with any such resale. See “Plan of Distribution.”

References in this prospectus to “we,” “us,” “our,” “Midland” or the “Company” refer to Midland States Bancorp, Inc. and its directly or indirectly owned subsidiaries, unless the context otherwise requires. References in this prospectus to the “Bank” refer to Midland States Bank, an Illinois commercial bank and a wholly-owned subsidiary of the Company.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore we file annual, quarterly and current reports, proxy statements, and other documents with the SEC. The SEC maintains a website at https://www.sec.gov that contains reports, proxies, information statements, and other information regarding registrants, including us, that file electronically with the SEC. We also maintain a website at https://www.midlandsb.com/; however, the information contained on our website does not constitute part of this prospectus.

We have filed with the SEC a registration statement on Form S-4 relating to the New Notes and the exchange offer. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. The registration statement, including the exhibits thereto, contains additional relevant information about us, the New Notes and the exchange offer.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC that is incorporated by reference in this prospectus will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference the following documents we have filed with the SEC and the future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date of this prospectus until the date we complete the exchange offer (in each case excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

•                  our Annual Report on Form 10-K for the year ended December 31, 2018;

•                  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019; and

•                  our Current Reports on Form 8-K filed on February 5, 2019, February 6, 2019, April 9, 2019, May 3, 2019, July 17, 2019, July 31, 2019, August 6, 2019, August 26, 2019, September 20, 2019 and November 7, 2019.

Holders of the Old Notes may request a copy of these filings, at no cost, by contacting us at the following address or telephone number:

Midland States Bancorp, Inc.
Attention: Investor Relations
1201 Network Centre Drive
Effingham, IL
Telephone: (217) 342-7321

To ensure timely delivery of any requested information, holders of the Old Notes must make any request no later than [        ], which is five business days before the expiration date of the exchange offer, or, if we decide to extend the expiration date of the exchange offer, no later than five business days before such extended expiration date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains forward-looking statements about the Company that are intended to be subject to the safe harbors created under U.S. federal securities laws. The use of words such as “may”, “will”, “anticipate”, “assume”, “should”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “plan”, “point to”, “project”, “could”, “can”, “might”, “intend”, “target”, and other similar words and expressions, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.

By their nature, forward-looking statements are subject to numerous assumptions, risks, and uncertainties. A number of factors could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, those contained in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference in this prospectus, including those discussed under “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as those discussed in any subsequent filings of the Company that are incorporated in this prospectus by reference. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information about how to obtain copies of our filings with the SEC. For a discussion of significant risk factors that apply to the exchange offer and the notes, see “Risk Factors” beginning on page 8 of this prospectus.

You should not place undue reliance on any forward-looking statements, which speak only as of the dates they are made. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

SUMMARY

This summary highlights selected information appearing elsewhere, or incorporated by reference, in this prospectus and is, therefore, qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all of the information that may be important to you in deciding to exchange your Old Notes for New Notes. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the New Notes and the exchange offer. You should pay special attention to the “Risk Factors” and the “Cautionary Note Regarding Forward-Looking Statements.”

Midland States Bancorp, Inc.

Midland States Bancorp, Inc. (the “Company”), an Illinois corporation formed in 1988, is a diversified financial holding company headquartered in Effingham, Illinois. The Company completed its initial public offering on May 24, 2016. Our banking subsidiary, Midland States Bank (the “Bank”), an Illinois state-chartered bank formed in 1881, has branches across Illinois and Missouri, and provides a full range of commercial and consumer banking products and services, business equipment financing, merchant credit card services, trust and investment management, and insurance and financial planning services.  In addition, multifamily and healthcare facility Federal Housing Administration financing is provided through Love Funding Corporation, our non-bank subsidiary.  As of September 30, 2019, the Company had total assets of $6.11 billion, and total liabilities of $5.46 billion.

Summary of the Exchange Offer

The following provides a summary of certain terms of the exchange offer. Please refer to the section “The Exchange Offer” appearing elsewhere in this prospectus for a more complete description of the exchange offer and the section “Description of the Notes” for a more complete description of the terms of the Old Notes and New Notes.

Old 2029 Notes	$72,750,000 in aggregate principal amount of 5.00% Fixed-to-Floating Rate Subordinated Notes due 2029.

Old 2034 Notes	$27,250,000 in aggregate principal amount of 5.50% Fixed-to-Floating Rate Subordinated Notes due 2034.

New 2029 Notes

Up to $72,750,000 in aggregate principal amount of 5.00% Fixed-to-Floating Rate Subordinated Notes due 2029 which have terms that are identical in all material respects to the terms of the Old 2029 Notes, except that the New 2029 Notes are registered under the Securities Act and are generally not subject to transfer restrictions, are not entitled to registration rights under the registration rights agreement and do not have the right to additional interest under the circumstances described in the registration rights agreement relating to our fulfillment of our registration obligations.

New 2034 Notes

Up to $27,250,000 in aggregate principal amount of 5.50% Fixed-to-Floating Rate Subordinated Notes due 2034 which have terms that are identical in all material respects to the terms of the Old 2034 Notes, except that the New 2034 Notes are registered under the Securities Act and are generally not subject to transfer restrictions, are not entitled to registration rights under the registration rights agreement and do not have the right to additional interest under the circumstances described in the registration rights agreement relating to our fulfillment of our registration obligations.

Exchange Offer

We are offering to exchange the New Notes for a like principal amount of Old Notes. Subject to the terms of this exchange offer, promptly following the termination of the exchange offer, we will exchange New Notes for all Old Notes that have been validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

Expiration Date	The exchange offer will expire at 11:59 p.m., New York City time, on [ ], unless extended.

Withdrawal Rights	You may withdraw the tender of your Old Notes at any time before the expiration date.

Conditions to Exchange Offer	This exchange offer is subject to customary conditions, which we may waive. See “The Exchange Offer—Conditions.”

Procedures for Tendering Old Notes

Since the Old Notes are represented by global book-entry notes, the Depository Trust Company (“DTC”), as depositary, or its nominee is treated as the registered holder of the Old Notes and will be the only entity that can tender your Old Notes for New Notes.

In order to participate in the exchange offer, you must follow the procedures established by DTC for tendering Old Notes held in book-entry form. These procedures, which we call “ATOP” (“Automated Tender Offer Program”) procedures, require that (i) the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an “agent’s message” that is transmitted through ATOP, and (ii) DTC has received (a) your instructions to exchange your Old Notes, and (b) your agreement to be bound by the terms of the accompanying letter of transmittal.

Please note that by signing, or agreeing to be bound by, the letter of transmittal, you will be making a number of important representations to us. See “The Exchange Offer—Eligibility; Transferability.”

Material United States Federal Income Tax Considerations

The exchange of Old Notes for New Notes in the exchange offer generally should not constitute a taxable event for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations.” You should consult your own tax advisor as to the tax consequences of exchanging your Old Notes for New Notes.

Registration Rights

Under the terms of the registration rights agreement that we entered into with the initial purchasers of the Old Notes at the time we issued the Old Notes, we agreed to register the New Notes and undertake this exchange offer. This exchange offer is intended to satisfy the rights of holders of Old Notes under that registration rights agreement. After the exchange offer is completed, we will have no further obligations, except under certain limited circumstances, to provide for any exchange or undertake any further registration with respect to the Old Notes.

Transferability

Based upon existing interpretations of the Securities Act by the staff of the SEC contained in several no-action letters issued to third parties, we believe that the New Notes may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

•                  you are acquiring the New Notes in the ordinary course of your business;

•                  you are not participating or engaged in, do not intend to participate or engage in, and have no arrangement or understanding with any person to participate in, the distribution of the New Notes issued to you;

•                  you are not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act; and

•                  you are not acting on behalf of any person who could not truthfully make these statements.

Our belief that transfers of New Notes would be permitted without registration or prospectus delivery under the conditions described above is based on interpretations by the staff of the SEC given to other, unrelated issuers in similar exchange offers. The staff of the SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar interpretation with respect to our exchange offer.

If our belief is not accurate and you transfer a New Note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, such liability.

Each broker-dealer that receives New Notes for its own account under the exchange offer in exchange for Old Notes that were acquired by the broker-dealer as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes.

See “The Exchange Offer—Eligibility; Transferability” and “Plan of Distribution.”

Consequences of Failing to Exchange Old Notes

Any Old Notes that are not exchanged in the exchange offer will continue to be governed by the applicable indenture relating to the Old Notes and the terms of the Old Notes. Old Notes that are not exchanged will remain subject to the restrictions on transfer described in the Old Notes, and you will not be able to offer or sell the Old Notes except under an exemption from the requirements of the Securities Act or unless the Old Notes are registered under the Securities Act. Upon the completion of the exchange offer, we will have no further obligations, except under limited circumstances, to provide for registration of the Old Notes under the U.S. federal securities laws. If you do not participate in the exchange offer, the liquidity of your Old Notes could be adversely affected. See “The Exchange Offer—Consequences of Failure to Exchange.”

Use of Proceeds	We will not receive any cash proceeds from the exchange of Old Notes for New Notes as a result of the exchange offer.

Cancellation of Exchanged Old Notes

Old Notes that are surrendered in exchange for New Notes will be retired and cancelled by us upon receipt and will not be reissued. Accordingly, the issuance of the New Notes under this exchange offer will not result in any increase in our outstanding indebtedness.

Exchange Agent	UMB Bank National Association is serving as the exchange agent for this exchange offer. See “The Exchange Offer—Exchange Agent” for the address and telephone number of the exchange agent.

Summary of the New Notes

The following provides a summary of certain terms of the New Notes. The New Notes have terms that are identical in all material respects to the terms of the Old Notes, except that the New Notes are registered under the Securities Act and are generally not subject to transfer restrictions, are not entitled to registration rights under the registration rights agreement and do not have the right to additional interest under the circumstances described in the registration rights agreement relating to our fulfillment of our registration obligations. The New Notes will evidence the same debt as the Old Notes and will be governed by the same indentures, as applicable, under which the Old Notes were issued. Please refer to the section “Description of the Notes” for a more complete description of the terms of the New Notes. References in this prospectus to the “notes” include both the Old Notes and the New Notes unless otherwise specified or the context otherwise requires.

Issuer	Midland States Bancorp, Inc.

Securities Offered: • New 2029 Notes • New 2034 Notes	5.00% Fixed-to-Floating Rate Subordinated Notes due 2029. 5.50% Fixed-to-Floating Rate Subordinated Notes due 2034.

Aggregate Principal Amount: • New 2029 Notes • New 2034 Notes	Up to $72,750,000. Up to $27,250,000.

Maturity Date: • New 2029 Notes • New 2034 Notes	September 20, 2029, unless previously redeemed. September 20, 2034, unless previously redeemed.

Form and Denomination

The New Notes will be issued only in fully registered form without interest coupons, in minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof. Unless otherwise required for institutional accredited investors, the New Notes will be evidenced by global notes deposited with the trustee for the New Notes, as custodian for The Depository Trust Company, or DTC, and transfers of beneficial interests will be facilitated only through records maintained by DTC and its participants.

Interest Rate and Interest Rate Payment Dates During Fixed-Rate Period

• New 2029 Notes

From and including September 20, 2019 to but excluding September 30, 2024 or any earlier redemption date, the New 2029 Notes will bear interest at a fixed rate equal to 5.00% per year, payable semi-annually in arrears on March 30 and September 30 of each year, beginning on March 30, 2020.

• New 2034 Notes

From and including September 20, 2019 to but excluding September 30, 2029 or any earlier redemption date, the New 2034 Notes will bear interest at a fixed rate equal to 5.50% per year, payable semi-annually in arrears on March 30 and September 30 of each year, beginning on March 30, 2020.

Interest Rate and Interest Rate Payment Dates During Floating-Rate Period

• New 2029 Notes

From and including September 30, 2024 to but excluding the maturity date or earlier redemption date, the New 2029 Notes will bear interest at an annual floating rate, reset quarterly, equal to the Floating Interest Rate determined for the applicable interest period plus a spread of 361 basis points (3.61%), payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year commencing on September 30, 2024.

• New 2034 Notes

From and including September 30, 2029 to but excluding the maturity date or earlier redemption date, the New 2034 Notes will bear interest at an annual floating rate, reset quarterly, equal to the Floating Interest Rate determined for the applicable interest period plus a spread of 404.5 basis points (4.045%), payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year commencing on September 30, 2029.

See “Description of the Notes—Determination of Floating Interest Rate” for the definition of the Floating Interest Rate, which will initially be Three-Month Term SOFR, as described in that section, as well as a description of the method of its determination, and the alternative methods for determining the applicable floating interest rate for the notes under certain circumstances.

Day Count Convention

• New 2029 Notes	30-day month/360-day year to but excluding September 30, 2024, and thereafter, a 360-day year and the number of days actually elapsed.

• New 2034 Notes	30-day month/360-day year to but excluding September 30, 2029, and thereafter, a 360-day year and the number of days actually elapsed.

Record Dates

Each interest payment will be made to the holders of record who held the New Notes at the close of business on the fifteenth calendar day prior to the applicable interest payment date for such New Notes.

Subordination; Ranking

The New Notes will be our general unsecured, subordinated obligations and:

•                  will rank junior in right of payment to all of our existing and future senior indebtedness (as defined herein); and

•                  will rank equally in right of payment with all of our existing and future unsecured subordinated indebtedness.

Optional Redemption • New 2029 Notes

We may, at our option, redeem the New 2029 Notes (i) in whole or in part, beginning with the interest payment date of September 30, 2024 and on any interest payment date thereafter and (ii) in whole but not in part, at any time upon the occurrence of a Tier 2 Capital Event, Tax Event or an Investment Company Event (each as described in “Description of the Notes—Redemption”).

Any redemption of the New 2029 Notes will be subject to prior approval of the Board of Governors of the Federal Reserve System, and any other bank regulatory agency, to the extent such approval is then required. Any redemption of the New 2029 Notes will be at a redemption price equal to 100% of the principal amount of the New 2029 Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

The New 2029 Notes are not subject to repayment at the option of the holders and there is no sinking fund for the New Notes.

• New 2034 Notes

We may, at our option, redeem the New 2034 Notes (i) in whole or in part, beginning with the interest payment date of September 30, 2029 and on any interest payment date thereafter and (ii) in whole but not in part, at any time upon the occurrence of a Tier 2 Capital Event, Tax Event or an Investment Company Event (each as described in “Description of the Notes—Redemption”).

Any redemption of the New 2034 Notes will be subject to prior approval of the Board of Governors of the Federal Reserve System, and any other bank regulatory agency, to the extent such approval is then required. Any redemption of the New 2034 Notes will be at a redemption price equal to 100% of the principal amount of the New 2034 Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

The New 2034 Notes are not subject to repayment at the option of the holders and there is no sinking fund for the New Notes

No Limitations On Indebtedness

The terms of the New Notes do not limit the amount of additional indebtedness the Company, the Bank or any of our respective subsidiaries may incur or the amount of other obligations ranking senior or equal to the New Notes that we may incur.

Limited Indenture Covenants

The indentures governing the New Notes contain no financial covenants requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations or meet or exceed any financial ratios as a general matter or in order to incur additional indebtedness or obligations or to maintain any reserves.

Moreover, neither the indentures nor the New Notes contain any covenants prohibiting us from, or limiting our right to, grant liens on our assets to secure our indebtedness or other obligations that are senior in right of payment to the New Notes, to repurchase our stock or other securities, including any of the New Notes, or to pay dividends or make other distributions to our shareholders (except, in the case of dividends or other distributions on junior securities, upon our failure to timely pay the principal of or interest on the New Notes, when the same becomes due and payable).

Listing; No Public Market

The New Notes are a new issue of securities with no established trading market and we do not expect any public market to develop in the future for the New Notes. We do not intend to list the New Notes on any national securities exchange or quotation system.

Risk Factors

See “Risk Factors” beginning on page 8 of this prospectus, as well as in our reports filed with the SEC, and other information included or incorporated by reference in this prospectus for a discussion of factors you should consider carefully before deciding to participate in the exchange offer.

Trustee	UMB Bank National Association, or successor if replaced in accordance with the applicable provisions of the applicable indenture.

Governing Law	The indentures and the New Notes will be governed by and construed in accordance with the laws of the State of New York.

RISK FACTORS

In consultation with your own advisors, you should carefully consider, among other matters, the factors set forth below as well as the other information included or incorporated by reference in this prospectus before deciding whether to participate in the exchange offer. In particular, you should carefully consider, among other things, the factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated herein by reference, as updated by our subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If any of the risks contained in or incorporated by reference into this prospectus develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the value of the New Notes could decline, our ability to repay the New Notes may be impaired, and you may lose all or part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. See the “Special Note Regarding Forward-Looking Statements” section in this prospectus.

Risks Related to our Business

For a discussion of certain risks applicable to our business and operations, please refer to the section entitled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Risks Related to the Exchange Offer

If you do not properly tender your Old Notes, you will continue to hold unregistered Old Notes and your ability to transfer Old Notes will be adversely affected.

We will only issue New Notes in exchange for Old Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes and you should carefully follow the instructions on how to tender your Old Notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of Old Notes. See “The Exchange Offer—Procedures for Tendering Old Notes.”

If you do not exchange your Old Notes for New Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Old Notes described in the legend on the certificates for your Old Notes. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or you offer and sell under an exemption from these requirements. We do not plan to register any sale of the Old Notes under the Securities Act.

The tender of Old Notes under the exchange offer will reduce the principal amount of the Old Notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the Old Notes due to reduction in liquidity.

You may not receive New Notes in the exchange offer if you do not properly follow the exchange offer procedures.

We will issue New Notes in exchange for your Old Notes only if you properly tender the Old Notes before expiration of the exchange offer. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of Old Notes. If you are the beneficial holder of Old Notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such Old Notes in the exchange offer, you should promptly contact the person through whom your Old Notes are held and instruct that person to tender on your behalf in accordance with the procedures described in this prospectus and the accompanying transmittal letter.

Some holders who exchange their Old Notes may be deemed to be underwriters.

Based on interpretations of the staff of the SEC contained in certain no action letters addressed to other parties, we believe that you may offer for resale, resell or otherwise transfer the New Notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” certain holders of New Notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the New Notes. If such a holder transfers any New Notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, such liability.

Risks Related to the Notes

The notes are unsecured and subordinated to our existing and future senior indebtedness.

Although the New Notes will rank on par with the Old Notes, the notes will be unsecured, subordinated obligations of Midland States Bancorp, Inc. and, consequently, will rank junior in right of payment to all of our secured and unsecured “senior indebtedness” now existing or that we incur in the future, as described under “Description of the Notes—Subordination.” As a result, upon any payment or distribution of assets to creditors in the case of liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or any bankruptcy, insolvency or similar proceeding, the holders of the senior indebtedness will be entitled to have the senior indebtedness paid in full prior to the holders of the notes receiving any payment of principal of, or interest on, the notes.

As of September 30, 2019, the Company and our consolidated subsidiaries had outstanding indebtedness, total deposits and other liabilities of $5.46 billion, excluding intercompany liabilities, $5.22 billion of which would constitute senior indebtedness.  Those amounts include $5.21 billion in aggregate principal amount of deposit and other liabilities of the Bank, all of which rank structurally senior to the notes. The notes do not limit the amount of additional indebtedness or senior indebtedness that we or any of our subsidiaries, including the Bank, may incur. Accordingly, in the future, we and our subsidiaries may incur other indebtedness, which may be substantial in amount, including senior indebtedness, indebtedness ranking equally with the notes and indebtedness ranking effectively senior to the notes, as applicable. Any additional indebtedness and liabilities that we and our subsidiaries incur may adversely affect our ability to pay our obligations on the notes.

As a consequence of the subordination of the notes to our existing and future senior indebtedness, an investor in the notes may lose all or some of its investment upon our liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or any bankruptcy, insolvency or similar proceeding. In such an event, our assets would be available to pay the principal of, and any accrued and unpaid interest on, the notes only after all of our senior indebtedness had been paid in full. In such an event, any of our other general, unsecured obligations that do not constitute senior indebtedness, depending upon their respective preferences, will share pro rata in our remaining assets after we have paid all of our senior indebtedness in full.

The notes are obligations only of Midland States Bancorp, Inc. and not obligations of the Bank or any of our other subsidiaries and will be effectively subordinated to the existing and future indebtedness, deposits of the Bank, and other liabilities of the Bank and our other subsidiaries.

The notes are obligations solely of Midland States Bancorp, Inc. and are not obligations of the Bank or any of our other subsidiaries. The Bank and our other subsidiaries are separate and distinct legal entities from Midland States Bancorp, Inc. The rights of Midland States Bancorp, Inc. and the rights of its creditors, including the holders of the notes, to participate in any distribution of the assets of the Bank or any other subsidiary (either as a shareholder or as a creditor) upon an insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding of the Bank or such other subsidiary (and the consequent right of the holders of the notes to participate in those assets after repayment of our existing or future senior indebtedness), will be subject to the claims of the creditors of the Bank, including depositors of the Bank, or such other subsidiary. Accordingly, the notes are effectively subordinated to all of the existing and future indebtedness, deposits and other liabilities and preferred equity of the Bank and our other subsidiaries, to the extent that those liabilities, including deposit liabilities, equal or exceed their respective assets.

As of September 30, 2019, the Bank and our other consolidated subsidiaries had outstanding indebtedness, total deposits and other liabilities of $5.21 billion, excluding intercompany liabilities, all of which would rank structurally senior to the notes. The notes do not limit the amount of indebtedness or other liabilities that the Bank or any of our other subsidiaries may incur, all of which would rank structurally senior to the notes. Any additional indebtedness and liabilities that our subsidiaries incur may adversely affect our ability to pay our obligations on the notes.

The notes include limited covenants and do not restrict our ability to incur additional debt.

The notes do not contain any financial covenants that would require us to achieve or maintain any minimum financial results relating to our financial condition, liquidity or results of operations or meet or exceed certain financial ratios as a general matter or to incur additional indebtedness or obligations or to maintain any reserves. Moreover, the notes do not contain any covenants prohibiting us or our subsidiaries from, or limiting our or our subsidiaries’ right to, grant liens on assets to secure indebtedness or other obligations, to repurchase our stock or other securities, including any of the notes, or to pay dividends or make other distributions to our shareholders. The notes do not contain any provision that would provide protection to the holders of the notes against a material decline in our credit quality.

In addition, the notes do not limit the amount of additional indebtedness the Company, the Bank or any of our other subsidiaries may incur or the amount of other obligations that the Company or the Bank may incur ranking senior or equal to the indebtedness evidenced by the notes. The issuance or guarantee of any such securities or the incurrence of any such other liabilities may reduce the amount, if any, recoverable by holders of the notes in the event of our insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding, and may limit our ability to meet our obligations under the notes.

To service our debt, we will require a significant amount of cash. Our ability to generate cash depends on many factors.

Our ability to make payments on or to refinance our indebtedness, including our ability to meet our obligations under the notes, and to fund our operations depends on our ability to generate cash and our access to the capital markets in the future. These will depend on our financial and operating performance, which, to a certain extent, are subject to general economic, financial, competitive, legislative, regulatory, capital market conditions and other factors that are beyond our control. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be unable to obtain new financing or to fund our obligations to our customers and business partners, implement our business plans, sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. As a result, we may be unable to meet our obligations under the notes. In the absence of sufficient capital resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet debt service and other obligations. We may not be able to consummate those dispositions of assets or to obtain the proceeds that they could realize from them and these proceeds may not be adequate to meet any debt service obligations then due, including obligations under the notes. Additionally, the Company’s ability to service its debt is dependent, in part, on the receipt of dividends, fees, and interest paid to it by the Bank. While these payments are expected to continue in the future, there are statutory limits under Illinois law on the amount of dividends that the Bank can pay to its parent company without regulatory approval. See “Item 1 — Business — Supervision and Regulation” in our Annual Report on Form 10-K for additional information.

The notes are subject to limited rights of acceleration.

Payment of principal of the notes may be accelerated only in the case of certain bankruptcy-related events with respect to us. As a result, you have no right to accelerate the payment of principal of the notes if we fail to pay principal of or interest on the notes or if we fail in the performance of any of our other obligations under the notes.

The amount of interest payable on the notes will vary beginning September 30, 2024, in the case of the 2029 Notes, and beginning on September 30, 2029, in the case of the 2034 Notes, and interest after those dates may be less than the applicable fixed annual rates prior to such dates.

The interest rate on the notes will vary beginning September 30, 2024, in the case of the 2029 Notes, and beginning on September 30, 2029, in the case of the 2034 Notes, in each case at a floating rate equal to the Floating Interest Rate, as determined quarterly on the determination date for the applicable interest period, plus 361 basis points, in the case of the 2029 Notes, or plus 404.5 basis points, in the case of the 2034 Notes.  The interest rate that is determined on the relevant determination date will apply to the entire interest period following such determination date, even if the Floating Interest Rate increases during that interest period. The floating rate may be volatile over time and could be substantially less than the fixed rate. This could result in holders of the notes experiencing a decline in their receipt of interest and also could cause a decline in the market price of the notes. We have no control over a number of factors that may affect market interest rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the markets generally and that are important in determining the existence, magnitude and longevity of market rate risk.

The notes may be redeemed at our option under certain circumstances, which limits the ability of holders of the notes to accrue interest over the full stated term of the notes.

We may, at our option, redeem the 2029 Notes (i) in whole or in part, beginning with the interest payment date of September 30, 2024 and on any interest payment date thereafter and (ii) in whole but not in part, at any time upon the occurrence of a Tier 2 Capital Event, Tax Event or an Investment Company Event, in each case at a redemption price equal to 100% of the principal amount of the 2029 Notes to be redeemed plus accrued and unpaid interest to, but not including, the date of redemption. We may, at our option, redeem the 2034 Notes (i) in whole or in part, beginning with the interest payment date of September 30, 2029 and on any interest payment date thereafter and (ii) in whole but not in part, at any time upon the occurrence of a Tier 2 Capital Event, Tax Event or an Investment Company Event, in each case at a redemption price equal to 100% of the principal amount of the 2034 Notes to be redeemed plus accrued and unpaid interest to, but not including, the date of redemption. Any redemption of the notes will be subject to prior approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), and any other bank regulatory agency, to the extent such approval is then required. There can be no assurance that the Federal Reserve, or such other regulatory agency as applicable, will approve any redemption of the notes that we may propose. Furthermore, we are under no obligation to redeem any notes when they first become redeemable or on any date thereafter. If we redeem the notes for any reason, you will not have the opportunity to continue to accrue and be paid interest to the stated maturity date and you may not be able to reinvest the redemption proceeds you receive in a similar security or in securities bearing similar interest rates or yields.

There may be no active trading market for the notes.

The notes are new issues of securities with no established trading market. We are not obligated to and do not intend to apply for listing of the notes on any national securities exchange or quotation system. A liquid or active trading market for the notes may not develop. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. Accordingly, we cannot assure you that you will be able to sell any notes or the prices, if any, at which holders may be able to sell their notes.

SOFR has a very limited history, and the future performance of SOFR cannot be predicted based on historical performance.

Beginning on September 30, 2024, in the case of the 2029 Notes, and on September 30, 2029, in the case of the 2034 Notes, the notes will bear interest at an annual floating rate, reset quarterly, equal to the Floating Interest Rate determined for the applicable interest period plus a margin.  See “Description of the Notes” for additional information.  The Floating Interest Rate is expected to be Three-Month Term SOFR, as defined in this prospectus, which rate is subject to numerous uncertainties.  The publication of SOFR, which refers to the secured overnight financing rate, as described in further detail under the heading “Description of the Notes—Determination of Floating Interest Rate,” began in April 2018, and, therefore, it has a very limited history. In addition, the future performance of SOFR cannot be predicted based on the limited historical performance. Levels of SOFR during the floating rate periods of the notes may bear little or no relation to the historical actual or historical indicative data. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. While some pre-publication historical data have been released by the Federal Reserve Bank of New York

(the “FRBNY”), such analysis inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR.  Changes in the levels of SOFR will affect the interest rate of the notes during their respective floating rate periods, and accordingly will affect the return on the notes and the trading price of such notes, but it is impossible to predict whether such levels will rise or fall.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as 3-month U.S. dollar LIBOR, during corresponding periods, and SOFR may bear little or no relation to the historical actual or historical indicative data. In addition, although changes in Term SOFR and Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the notes may fluctuate more than floating rate securities that are linked to less volatile rates.

Any failure of SOFR to gain market acceptance could adversely affect the notes.

SOFR may fail to gain market acceptance.  SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market.  However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks.  This may mean that market participants would not consider SOFR a suitable substitute or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR.  Any failure of SOFR to gain market acceptance could adversely affect the return on the notes, the liquidity in any trading market for the notes and the price at which you can sell such notes.

SOFR may be modified or discontinued.

SOFR is a relatively new rate, and the FRBNY (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on the notes, which may adversely affect the trading prices of the notes. The administrator of SOFR may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of SOFR in its sole discretion and without notice and has no obligation to consider the interests of holders of the notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR.

The calculation agent (which may be us or another entity we appoint) will make determinations with respect to the notes.

The calculation agent will make certain determinations with respect to the notes during the floating rate periods, including with respect to the determination of the applicable interest rates during these periods.  Any of these determinations may adversely affect the payout to investors.  Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments.  These potentially subjective determinations may adversely affect the payout to you on the notes.

Our indebtedness could adversely affect our financial results and prevent us from fulfilling our obligations under the notes.

In addition to our currently outstanding indebtedness, we may be able to borrow substantial additional indebtedness in the future. If new indebtedness is incurred in addition to our current debt levels, the related risks that we now face could increase. Our indebtedness, including the indebtedness we may incur in the future, could have important consequences for the holders of the notes, including:

• limiting our ability to satisfy our obligations with respect to the notes;

• increasing our vulnerability to general adverse economic industry conditions;

• limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;

• requiring a substantial portion of our cash flow from operations for the payment of principal of and interest on our indebtedness and thereby reducing our ability to use our cash flow to fund working capital, capital expenditures and general corporate requirements;

• limiting our flexibility in planning for, or reacting to, changes in our business and the industry; and

• putting us at a disadvantage compared to competitors with less indebtedness.

Changes in our credit ratings may adversely affect your investment in the notes.

The credit ratings on the notes are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant.

Any ratings of our long-term debt are based on a number of factors, including our financial strength as well as factors not entirely within our control, including conditions affecting the financial services industry generally. There can be no assurance that we will not receive adverse changes in our ratings in the future, which could adversely affect the cost and other terms upon which we are able to obtain funding and the way in which we are perceived in the capital markets. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value and liquidity of the notes and increase our borrowing costs.

An investment in the notes is not an FDIC insured deposit.

The notes are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality. Your investment will be subject to investment risk and you may experience loss with respect to your investment.

USE OF PROCEEDS

We will not receive any cash proceeds from the exchange offer. In consideration for issuing the New Notes as contemplated by this prospectus, we will receive in exchange Old Notes in like principal amount. We intend to cancel all Old Notes received in exchange for New Notes in the exchange offer.

THE EXCHANGE OFFER

General

In connection with the issuance of the Old Notes on September 20, 2019, we entered into a registration rights agreement with the initial purchasers of the Old Notes, which provides for the exchange offer we are making pursuant to this prospectus. The exchange offer will permit eligible holders of Old Notes to exchange their Old Notes for New Notes that are identical in all material respects with the Old Notes, except that:

• the New Notes have been registered with the SEC under the Securities Act and, as a result, will not bear any legend restricting their transfer;

• the New Notes bear different CUSIP numbers from the Old Notes;

• the New Notes generally will not be subject to transfer restrictions;

• the New Notes will not be entitled to registration rights under the registration rights agreement or otherwise; and

• because the New Notes will not be entitled to registration rights, holders of the New Notes will not have the right to additional interest under the circumstances described in the registration rights agreement relating to our fulfillment of our registration obligations.

The New Notes will evidence the same debt as the Old Notes. Holders of the New Notes will be entitled to the benefits of the indenture applicable to such holders New Notes. Accordingly, the New Notes and the Old Notes will be treated as a single series of subordinated debt securities under the respective indenture applicable to such New Notes. Old Notes that are not tendered for exchange in the exchange offer will remain outstanding and interest on those Old Notes will continue to accrue at the applicable interest rate and be subject to the terms of the applicable indenture.

The exchange offer does not depend on any minimum aggregate principal amount of Old Notes being tendered for exchange.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Exchange Act, and the related rules and regulations of the SEC applicable to transactions of this type.

We will be deemed to have accepted validly tendered Old Notes when and if we have given oral or written notice to the exchange agent of our acceptance of such Old Notes. Subject to the terms and conditions of this exchange offer, delivery of New Notes will be made by the exchange agent promptly after receipt of our notice of acceptance. The exchange agent will act as agent for the holders of Old Notes tendering their Old Notes for the purpose of receiving New Notes from us in exchange for such tendered and accepted Old Notes. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, we will return or cause to be returned the certificates for any unaccepted Old Notes, at our expense, to the tendering holder promptly after the expiration of the exchange offer.

If a holder of Old Notes validly tenders Old Notes in the exchange offer, the tendering holder will not be required to pay us brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal and certain limited exceptions described in this prospectus, the tendering holder will not have to pay transfer taxes for the exchange of Old Notes. Subject to certain exceptions described in this prospectus, we will pay all of the expenses in connection with the exchange offer, other than certain applicable taxes. See “—Fees and Expenses.”

Holders of outstanding Old Notes do not have any appraisal, dissenters’ or similar rights in connection with the exchange offer. Outstanding Old Notes which are not tendered, or are tendered but not accepted, in connection with the exchange offer will remain outstanding. See “Risk Factors—Risks Related to the Exchange Offer—If you

do not properly tender your Old Notes, you will continue to hold unregistered Old Notes and your ability to transfer Old Notes will be adversely affected.”

NEITHER WE NOR THE EXCHANGE AGENT ARE MAKING ANY RECOMMENDATION TO THE HOLDERS OF THE OUTSTANDING OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING OLD NOTES IN THE EXCHANGE OFFER. IN ADDITION, NEITHER WE NOR THE EXCHANGE AGENT HAVE AUTHORIZED ANYONE TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF THE OUTSTANDING OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER, AND, IF SO, THE AGGREGATE PRINCIPAL AMOUNT OF OUTSTANDING OLD NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITION AND INDIVIDUAL REQUIREMENTS.

Registration Rights Agreement

The following provides a summary of certain terms of the registration rights agreement. This summary is qualified in its entirety by reference to the complete version of the registration rights agreement, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Under the terms of the registration rights agreement that we entered into with the purchasers of the Old Notes at the time we issued the Old Notes, we agreed to register the New Notes and undertake this exchange offer. This exchange offer is intended to satisfy the rights of holders of Old Notes under that registration rights agreement. After the exchange offer is completed, we will have no further obligations, except under the limited circumstances described below, to provide for any exchange or undertake any further registration with respect to the Old Notes.

Under the terms of the registration rights agreement, we agreed, among other things, to:

•                  file a registration statement with the SEC under the Securities Act with respect to a registered offer to exchange the Old Notes for substantially identical notes that do not contain transfer restrictions and will be registered under the Securities Act; and

•                  use our commercially reasonable efforts to cause that registration statement to become effective no later than January 18, 2020.

The registration rights agreement also requires us to commence the exchange offer promptly after the effectiveness of the registration statement and to keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the Old Notes.

We also agreed to issue and exchange New Notes for all Old Notes validly tendered and not validly withdrawn before the expiration of the exchange offer. We are sending this prospectus, together with a letter of transmittal, to all the holders of the Old Notes known to us. For each Old Note validly tendered to us in the exchange offer and not validly withdrawn, the holder will receive a New Note having a principal amount equal to the principal amount of the tendered Old Note. Old Notes may be exchanged, and New Notes will be issued, only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

We further agreed that under certain circumstances we would either file a shelf registration statement with the SEC or designate an existing effective shelf registration statement of ours that would allow resales by certain holders of the Old Notes in lieu of such holders participating in the exchange offer.

Eligibility; Transferability

We are making this exchange offer in reliance on interpretations of the staff of the SEC set forth in several no-action letters provided to other parties. We have not sought our own no-action letter from the staff of the SEC with respect to this particular exchange offer. However, based on these existing SEC staff interpretations, we believe that you, or any other person receiving New Notes, may offer for resale, resell or otherwise transfer the New Notes without complying with the registration and prospectus delivery requirements of the U.S. federal securities laws, if:

•                  you are, or the person receiving the New Notes is, acquiring the New Notes in the ordinary course of business;

•                  you do not, nor does any such person, have an arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New Notes;

•                  you are not, nor is any such person, our affiliate as such term is defined under Rule 405 under the Securities Act;

•                  you are not, or any such person is not, a broker-dealer registered under the Exchange Act, and you are not engaged in or such person is not engaged in, and do not intend to engage in, any distribution (within the meaning of the Securities Act) of the New Notes; and

•                  you are not acting on behalf of any person who could not truthfully make these statements.

To participate in the exchange offer, you must represent as a holder of Old Notes that each of these statements is true.

In addition, in order for broker-dealers registered under the Exchange Act to participate in the exchange offer, each such broker-dealer must also (i) represent that it is participating in the exchange offer for its own account and is exchanging Old Notes acquired as a result of market-making activities or other trading activities; (ii) confirm that it has not entered into any arrangement or understanding with us or any of our affiliates to distribute the New Notes; and (iii) acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes. The letter of transmittal to be delivered in connection with a tender of the Old Notes states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resale of the New Notes received in exchange for the Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days following the expiration date, we will amend or supplement this prospectus to expedite or facilitate the disposition of any New Notes by such broker-dealers.

Any holder of Old Notes (i) who is our affiliate, (ii) who does not acquire the New Notes in the ordinary course of business, (iii) who intends to participate in the exchange offer for the purpose of distributing the New Notes, or (iv) who is a broker-dealer who purchased the Old Notes directly from us:

•                  will not be able to rely on the interpretation of the staff of the SEC set forth in the no-action letters described above;

•                  will not be able to tender Old Notes in the exchange offer; and

•                  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the New Notes, unless the sale or transfer is made pursuant to an exemption from those requirements.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction.

Expiration of the Exchange Offer; Extensions; Amendments

The exchange offer will expire at 11:59 p.m., New York City time on [         ], which we refer to as the “expiration date,” unless we extend the exchange offer. If we extend the exchange offer, the expiration date will be the latest date and time to which the exchange offer is extended. To extend the exchange offer, we will notify the exchange agent and each registered holder of the Old Notes of any extension before 9:00 a.m., New York City time on the next business day after the previously scheduled expiration date. During any such extension, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us.

We reserve the right to extend the exchange offer, delay accepting any tendered Old Notes or, if any of the conditions described below under the heading “—Conditions” have not been satisfied, to terminate the exchange offer. We also reserve the right to amend the terms of the exchange offer in any manner. We will give oral or written notice of any delay, extension, termination or amendment to the exchange agent. We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to holders of the Old Notes.

If we amend the exchange offer in a manner that we consider material, we will disclose that amendment by means of a prospectus supplement, and we will extend the exchange offer so that at least five business days remain in the exchange offer following notice of the material change.

If we determine to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will do so by making a timely release through an appropriate news agency.

If we terminate or withdraw the exchange offer, we will promptly pay the consideration offered, or return any Old Notes deposited, under the exchange offer as required by Rule 14e-1(c) under the Exchange Act.

Conditions

The exchange offer is not conditioned on any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange. Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue any New Notes for, any Old Notes, and may terminate or amend the exchange offer before the acceptance of the Old Notes, if:

•                  such Old Notes are tendered to us other than in accordance with the terms and conditions of the exchange offer;

•                  we determine that the exchange offer violates any law, statute, rule, regulation or interpretation by the staff of the SEC; or

•                  any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our judgment, could reasonably be expected to impair our ability to proceed with the exchange offer.

The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our absolute discretion in whole or in part at any time and from time to time prior to the expiration date. Our failure at any time to exercise any of the above rights will not be considered a waiver of that right, and that right will be considered an ongoing right which we may assert at any time and from time to time.

In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for those Old Notes, if at any time any stop order is threatened or issued by the SEC with respect to the registration statement for the exchange offer and the New Notes or the qualification of the indentures under the Trust Indenture Act of 1939. In any such event, we must use our commercially reasonable efforts to obtain the withdrawal of any stop order as soon as practicable.

Further, we will not be obligated to accept for exchange the Old Notes of any holder that has not made to us the representations described under “—Eligibility; Transferability” and “Plan of Distribution.”

Procedures for Tendering Old Notes

In order to participate in the exchange offer, you must validly tender your Old Notes to the exchange agent as described below. It is your responsibility to validly tender your Old Notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions or need help in exchanging your Old Notes, please call the exchange agent, whose address and phone number are set forth in “—Exchange Agent.”

All of the Old Notes were issued in book-entry form, and all of the Old Notes are currently represented by global certificates held for the account of DTC. Accordingly, DTC will be the only entity that can tender your Old Notes for New Notes. Therefore, to tender Old Notes subject to the exchange offer and to obtain New Notes you must:

•                  comply with DTC’s ATOP procedures described below; and

•                  the exchange agent must receive a timely confirmation of a book-entry transfer of the Old Notes into its account at DTC through ATOP pursuant to the procedure for book-entry transfer described below, along with a properly transmitted “agent’s message” (as defined below), before the expiration date of the exchange offer.

Following receipt, the exchange agent will establish an ATOP account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer. Any financial institution that is a DTC participant, including your broker or bank, may make a book-entry tender of outstanding Old Notes by causing the book-entry transfer of such Old Notes into our ATOP account in accordance with DTC’s procedures for such transfers. In connection with the transfer, DTC must send an “agent’s message” to the exchange agent on or prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer.

The term “agent’s message” means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, which states that DTC has received an express acknowledgement from the participant stating that such participant and beneficial holder agree to be bound by the terms of the exchange offer, including the letter of transmittal, and that the agreement may be enforced against such participant.

Each agent’s message must include the following information:

•                  name of the beneficial owner tendering such Old Notes;

•                  account number of the beneficial owner tendering such Old Notes;

•                  principal amount of Old Notes tendered by such beneficial owner; and

•                  a confirmation that the beneficial owner of the Old Notes has made the representations for our benefit set forth under “—Representations” below.

The delivery of the Old Notes through DTC, and any transmission of an Agent’s Message through ATOP, is at the election and risk of the person tendering Old Notes. If we do not accept any tendered Old Notes for exchange or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Old Notes will be returned, without expense, to their tendering holder. Such non-exchanged Old Notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

The tender by a holder of Old Notes that is not validly withdrawn prior to the expiration date of the exchange offer and that is accepted by us will constitute a binding agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. By using the ATOP procedures to exchange Old Notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgements and the representations and warranties it contains, just as if you had signed it.

There is no procedure for guaranteed late delivery of the Old Notes.

We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered Old Notes in our sole discretion. We reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular Old Notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the accompanying letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within a time period we will reasonably determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of Old Notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of Old Notes will not be considered to have been made until such defects or irregularities have been cured or waived. If we waive any terms or conditions with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition. Any Old Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent, without expense, to the tendering holders, unless otherwise provided in the accompanying letter of transmittal, promptly following the expiration date of the exchange offer.

Representations

By tendering Old Notes, each holder is deemed to have represented to us that:

•                  any New Notes that you receive will be acquired in the ordinary course of business;

•                  you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes in violation of the provisions of the Securities Act;

•                  you are not an “affiliate” (within the meaning of Rule 405 under the Securities Act); and

•                  if you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes, you acquired those New Notes as a result of market-making or other trading activities and you will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such New Notes.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may validly withdraw your tender of Old Notes at any time prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer. For a withdrawal to be effective you must comply with the appropriate procedures of DTC’s ATOP system prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer. Any such notice of withdrawal must:

•                  specify the name of the tendering holder of Old Notes;

•                  the principal amount of the Old Notes delivered for exchange;

•                  specify the name and number of the account at DTC to be credited with the withdrawn Old Notes; and

•                  a statement that such holder is withdrawing its election to have such Old Notes exchanged.

We will determine all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices. Any Old Notes so withdrawn will be considered not to have been validly tendered for purposes of the applicable exchange offer, and no New Notes will be issued in exchange for such Old Notes unless the Old Notes withdrawn are validly re-tendered. Any Old Notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder, without expense to such holder, promptly after withdrawal, rejection of tender or termination of the applicable exchange offer. Validly withdrawn Old Notes may be re-tendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the expiration date of the exchange offer.

Exchange Agent

UMB Bank National Association, the trustee under the indentures, has been appointed the exchange agent for this exchange offer. Letters of transmittal and all correspondence in connection with this exchange offer should be sent or delivered by each holder of Old Notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent as follows:

By Mail, Overnight Courier or Hand Delivery:

UMB Bank National Association
Attn: Mauri Cowen

5555 San Felipe, Suite 870
Houston, Texas 77056

For information, please call: (713)-300-0587

We will pay the exchange agent reasonable and customary fees for its services (including attorney’s fees) and will reimburse it for its reasonable, out-of-pocket expenses in connection with this exchange offer.

Fees and Expenses

We will bear the expenses of soliciting tenders of the Old Notes and issuance of the New Notes. The principal solicitation is being made by mail. However, we may make additional solicitations by email, telephone or in person by our officers and employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. As indicated above, we will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We will also pay any other cash expenses that we incur in connection with the exchange offer.

Except as described below, we will pay all transfer taxes, if any, applicable to the exchange of Old Notes under the exchange offer. The tendering holder will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•                  New Notes and/or substitute Old Notes not exchanged are to be delivered to, or registered or issued in the name of, any person other than the registered holder of the Old Notes so exchanged;

•                  tendered Old Notes are registered in the name of any person other than the person signing the letter of transmittal; or

•                  a transfer tax is imposed for any reason other than the exchange of Old Notes under the exchange offer.

If satisfactory evidence of payment of transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

Accounting Treatment

We will record the New Notes at the same carrying value as the Old Notes reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon completion of the exchange offer.

Consequences of Failure to Exchange

Old Notes that are not exchanged will remain “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act.

Accordingly, they may not be offered, sold, pledged or otherwise transferred except:

•                  to us or to any of our subsidiaries;

•                  under a registration statement which has been declared effective under the Securities Act;

•                  for so long as the Old Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person the holder of the Old Notes and any person acting on its behalf reasonably believes is a “qualified institutional buyer” as defined in Rule 144A, that purchases for its own account or for the account of another qualified institutional buyer, in each case to whom notice is given that the transfer is being made in reliance on Rule 144A; or

•                  under any other available exemption from the registration requirements of the Securities Act (in which case we and the trustee shall have the right to require the delivery of an opinion of counsel (at the holder’s sole cost), certifications and/or other information satisfactory to us and the trustee);

in each case subject to compliance with any applicable foreign, state or other securities laws.

Upon completion of the exchange offer, due to the restrictions on transfer of the Old Notes and the absence of such restrictions applicable to the New Notes, it is likely that the market, if any, for Old Notes will be relatively less liquid than the market for New Notes. Consequently, holders of Old Notes who do not participate in the exchange offer could experience significant diminution in the value of their Old Notes, compared to the value of the New Notes. The holders of Old Notes not tendered will have no further registration rights, except that, under limited circumstances specified in the registration rights agreement, we may be required to file a shelf registration statement for a continuous offer of Old Notes.

Additional Information Regarding the Registration Rights Agreement

As noted above, we are effecting the exchange offer to comply with the registration rights agreement. The registration rights agreement requires us to cause an exchange offer registration statement to be filed with the SEC under the Securities Act, use our commercially reasonable efforts to cause the registration statement to become effective, and satisfy certain other obligations, within certain time periods.

In the event that:

•                  the registration statement is not filed with the SEC on or prior to December 19, 2019;

•                  the registration statement has not been declared effective by the SEC on or prior to January 18, 2020; or

•                  the exchange offer is not completed on or prior to the 45th day following the effective date of the registration statement;

the interest rate on the Old Notes will be increased by a rate of 0.25% per annum immediately following such registration default and will increase by 0.25% per annum immediately following each 90-day period during which additional interest accrues, but in no event will such increase exceed 0.50% per annum. Following the cure of all such registration defaults, the accrual of additional interest will cease and the interest rate will be immediately reduced to the original interest rate borne by the Old Notes.

Our obligation to register the New Notes will terminate upon completion of the exchange offer. However, under certain limited circumstances specified in the registration rights agreement, we may be required to file a shelf registration statement for a continuous offer in connection with the Old Notes.

DESCRIPTION OF THE NOTES

On September 20, 2019, we issued (i) $72.75 million in aggregate principal amount of our 5.00% Fixed-to-Floating Rate Subordinated Notes due 2029, which we have referred to in this prospectus as the Old 2029 Notes and (ii) $27.25 million in aggregate principal amount of our 5.50% Fixed-to-Floating Rate Subordinated Notes due 2034, which we have referred to in this prospectus as the Old 2034 Notes (together with the Old 2029 Note, the Old Notes). The Old Notes were issued in a private placement transaction to certain qualified institutional buyers and accredited investors, and as such, were not registered under the Securities Act. The Old 2029 Notes were issued under an indenture for 5.00% fixed-to-floating rate subordinated notes dated September 20, 2019, between Midland States Bancorp, Inc., as issuer, and UMB Bank National Association, as trustee (the “2029 Indenture”). The Old 2034 Notes were issued under an indenture for 5.50% fixed-to-floating rate subordinated notes dated September 20, 2019, between Midland States Bancorp, Inc., as issuer, and UMB Bank National Association, as trustee (the “2034 Indenture”). We have referred to the 2029 Indenture and the 2034 Indenture in this prospectus as the “indenture” or “indentures.” The term “notes” refers collectively to the Old Notes and the New Notes.

The New Notes will be issued under the applicable indenture and will evidence the same debt as the Old Notes. The terms of the New Notes are identical in all material respects to those of the Old Notes, except that:

•                  the New Notes have been registered with the SEC under the Securities Act and, as a result, will not bear any legend restricting their transfer;

•                  the New Notes bear different CUSIP numbers from the Old Notes;

•                  the New Notes generally will not be subject to transfer restrictions;

•                  the New Notes will not be entitled to registration rights under the registration rights agreement or otherwise; and

•                  because the New Notes will not be entitled to registration rights, holders of the New Notes will not have the right to additional interest under the circumstances described in the registration rights agreement relating to our fulfillment of our registration obligations.

The New Notes will be issued only in fully registered form without interest coupons, in minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof. Unless otherwise required for institutional accredited investors, the New Notes will be evidenced by a global notes deposited with the trustee for the New Notes, as custodian for The Depository Trust Company, or DTC and transfers of beneficial interests will be facilitated only through records maintained by DTC and its participants.

The terms of the New Notes include those stated in the applicable indenture and those made part of the indentures by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following provides a summary of certain terms of the indentures and the New Notes. This summary is qualified in its entirety by reference to the complete version of the indentures, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and to the form of New Notes, which is included as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the indentures and the form of New Notes because those documents, not this summary description, define your rights as holders of the New Notes. Whenever we refer to the defined terms of the indentures in this prospectus without defining them, the terms have the meanings given to them in the indentures. You must look to the indentures for the most complete description of the information summarized in this prospectus.

General

The exchange offer for the New 2029 Notes will be for up to $72.75 million in aggregate principal amount of the Old 2029 Notes.  The exchange offer for the New 2034 Notes will be for up to $27.25 million in aggregate principal amount of the Old 2034 Notes. For all purposes of the applicable indenture, including, without limitation, waivers, consents, amendments, redemptions and offers to purchase, the New 2029 Notes, together with any Old 2029 Notes that remain outstanding after the exchange offer, will be treated as a single class, and the New 2034 Notes, together with any Old 2034 Notes that remain outstanding after the exchange offer, will be treated as a single class.

Principal, Maturity and Interest

The New Notes have materially identical interest terms as the Old Notes except with respect to additional interest that may be earned on the Old Notes under circumstances relating to our registration obligations under the registration rights agreement. Interest on the notes will accrue from and including September 20, 2019. The notes will mature and become payable, unless earlier redeemed, on September 20, 2029 in the case of the 2029 notes, and on September 20, 2034 in the case of the 2034 notes.

From and including September 20, 2019 to but excluding September 30, 2024 or any earlier redemption date, the New 2029 Notes will bear interest at a fixed rate equal to 5.00% per year, payable semi-annually in arrears on March 30 and September 30 of each year, beginning on March 30, 2020. During this period, interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

From and including September 20, 2019 to but excluding September 30, 2029 or any earlier redemption date, the New 2034 Notes will bear interest at a fixed rate equal to 5.50% per year, payable semi-annually in arrears on March 30 and September 30 of each year, beginning on March 30, 2020. During this period, interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

From and including September 30, 2024 to but excluding the maturity date or earlier redemption date, the New 2029 Notes will bear interest at an annual floating rate, reset quarterly, equal to the Floating Interest Rate determined for the applicable interest period plus a spread of 361 basis points, payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year commencing on September 30, 2024. During this period, interest will be computed on the basis of a 360-day year and the actual number of days elapsed.

From and including September 30, 2029 to but excluding the maturity date or earlier redemption date, the New 2034 Notes will bear interest at an annual floating rate, reset quarterly, equal to the Floating Interest Rate determined for the applicable interest period plus a spread of 404.5 basis points, payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year commencing on September 30, 2029. During this period, interest will be computed on the basis of a 360-day year and the actual number of days elapsed.

We will make each interest payment to the holders of record of the notes at the close of business on the fifteenth calendar day prior to the applicable interest payment date. Principal of and interest on the notes will be payable, and the notes will be exchangeable and transferable, at the office or agency that we have designated and maintain for such purposes, which, initially, will be the corporate trust office of the trustee located at UMB Bank National Association, 5555 San Felipe, Suite 870, Houston, Texas, Attention: Mauri Cowen; except that payment of interest may be made at our option by check mailed or to the person entitled thereto as shown on the security register or by wire transfer to an account appropriately designated by the person entitled thereto.

Determination of Floating Interest Rate

For the purpose of calculating the interest rate on the notes during each applicable Floating Interest Period (as defined below) during the applicable floating rate period, the term “Floating Interest Rate” means Three-Month Term SOFR (as defined below), subject to certain exceptions.  In particular, if the Calculation Agent (as defined below) determines prior to the relevant Floating Interest Determination Date (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date (each of such terms as defined below) have occurred with respect to Three-Month Term SOFR, then we will promptly provide notice of such determination to the holders of the applicable notes, and the following terms will thereafter apply to all determinations, calculations and quotations made or obtained for the purposes of calculating the Floating Interest Rate payable on the applicable notes during a relevant Floating Interest Period:

•                  the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the applicable notes during the relevant Floating Interest Period in respect of such determination on such date and all determinations on all subsequent dates;

•                  in connection with the implementation of a Benchmark Replacement, we will have the right to make Benchmark Replacement Conforming Changes from time to time;

•                  any determination, decision or election that may be made by the Calculation Agent pursuant to the benchmark transition provisions, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or any selection:

1.              will be conclusive and binding absent manifest error;

2.              if made by us, will be made in our sole discretion; and

3.              notwithstanding anything to the contrary in the applicable note or applicable indenture, shall become effective without consent from the registered holder of such note or any other party;

•                  for the avoidance of doubt, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, interest payable on the notes for the applicable floating rate period will be an annual rate equal to the sum of the applicable Benchmark Replacement and the applicable interest rate spread described in this prospectus.

However, if the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, but for any reason the Benchmark Replacement has not been determined as of the relevant Floating Interest Determination Date, the Floating Interest Rate for the applicable Floating Interest Period will be equal to the Floating Interest Rate on the last Floating Interest Determination Date for the applicable notes, as determined by the Calculation Agent.

In addition, if the then-current Benchmark is Three-Month Term SOFR and any of the foregoing provisions concerning the calculation of the interest rate and the payment of interest during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions (as defined below) determined by the Calculation Agent, then the relevant Three-Month Term SOFR Conventions will apply.

The following definitions apply with respect to the notes, and the foregoing discussion of the determination of the Floating Interest Rate:

1.              “Benchmark” means, initially, Three-Month Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

2.              “Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent, as of the Benchmark Replacement Date:

a.              Compounded SOFR;

b.              the sum of: (i) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (ii) the Benchmark Replacement Adjustment;

c.               the sum of: (i) the ISDA Fallback Rate and (ii) the Benchmark Replacement Adjustment;

d.              the sum of: (i) the alternate rate of interest that has been selected by us as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (ii) the Benchmark Replacement Adjustment.

3.              “Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent, as of the Benchmark Replacement Date:

a.              the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

b.              if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

c.               the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

4.              “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Floating Interest Period,” timing and frequency of determining rates with respect to each Floating Interest Period and making payments of interest, rounding of amounts or tenors and other administrative matters) that the we decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we decide that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).

5.              “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

a.              in the case of clause (a) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

b.              in the case of clause (b) or (c) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

c.               in the case of clause (d) of the definition of “Benchmark Transition Event,” the date of such public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for purposes of such determination.

6.              “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

a.              if the Benchmark is Three-Month Term SOFR, (i) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (ii) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (iii) the Calculation Agent determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

b.              a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

c.               a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the

Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

d.              a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

7.              “Calculation Agent” means such bank or other entity (which may be us or one of our affiliates) as may be appointed by us, in writing, to act as Calculation Agent for the applicable notes during the Floating Rate Period, and who has accepted such appointment in writing.

8.              “Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which will be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Floating Interest Period) being established by us in accordance with:

a.              the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

b.              if, and to the extent that, the Calculation Agent determines that Compounded SOFR cannot be determined in accordance with clause (a) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by us or our designee giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time.

For the avoidance of doubt, the calculation of Compounded SOFR will exclude the Benchmark Replacement Adjustment.

9.              “Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as the applicable tenor for the then-current Benchmark.

10.       “FRBNY” means the Federal Reserve Bank of New York.

11.       “FRBNY’s Website” means the website of the FRBNY at http://www.newyorkfed.org or any successor source.

12.       “Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

13.       “ISDA” means the International Swaps and Derivatives Association, Inc. or any successor thereto.

14.       “ISDA Definitions” means the 2006 ISDA Definitions published by the ISDA or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

15.       “ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

16.       “ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

17.       “Reference Time” with respect to any determination of a Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes.

18.       “Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

19.       “SOFR” means the daily Secured Overnight Financing Rate provided by the FRBNY, as the administrator of the benchmark (or a successor administrator), on the FRBNY’s Website.

20.       “Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

21.       “Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).

22.       “Three-Month Term SOFR” means the greater of (i) the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Floating Interest Period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions; and (ii) zero percent (0.00%).

23.       “Three-Month Term SOFR Conventions” means any determination, decision or election by the Calculation Agent with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “Floating Interest Period”, timing and frequency of determining Three-Month Term SOFR with respect to each Floating Interest Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if we decide that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Calculation Agent determines is reasonably necessary).

24.       “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Subordination

Our obligation to make any payment on account of the principal of, or interest on, the notes will be subordinate and junior in right of payment to the prior payment in full of all of our senior indebtedness. As of September 30, 2019, the Company and our consolidated subsidiaries had outstanding indebtedness, total deposits and other liabilities of $5.46 billion, excluding intercompany liabilities, $5.22 billion of which would constitute senior indebtedness. The notes and the indentures do not contain any limitation on the amount of senior indebtedness that we may incur in the future.

The term “senior indebtedness” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to us, on, or substantially similar payments we make in respect of the following categories of debt, whether that debt was outstanding on the date of execution of the applicable indenture or thereafter incurred, created or assumed:

•                  all indebtedness of the Company for borrowed money, whether or not evidenced by notes, debentures, bonds, securities or other similar instruments issued under the provisions of any indenture, fiscal agency agreement, debenture or note purchase agreement or other agreement, including any senior debt securities that may be offered;

•                  indebtedness of the Company for money borrowed or represented by purchase money obligations, as defined below;

•                  the Company’s obligations as lessee under leases of property whether made as part of a sale and leaseback transaction to which it is a party or otherwise;

•                  reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations and direct credit substitutes;

•                  all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contacts, commodity contracts and other similar arrangements;

•                  all of the Company’s obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

•                  any other obligation of the Company to its general creditors;

•                  all obligations of the type referred to in the bullets above of other persons for the payment of which the Company is liable contingently or otherwise to pay or advance money as obligor, guarantor, endorser or otherwise;

•                  all obligations of the types referred to in the bullets above of other persons secured by a lien on any property or asset of the Company; and

•                  deferrals, renewals or extensions of any of the indebtedness or obligations described in the bullets above.

However, “senior indebtedness” excludes:

•                  the subordinated notes of the Company issued in June 2015 and October 2017, and in each case any subordinated notes issued in exchange therefor or upon transfer thereof, in each case that are outstanding as of the date of the issuance of the Old Notes or that are issued in exchange for or upon transfer of such subordinated notes after the date of such issuance;

•                  the subordinated debt securities, including, without limitation, any subordinated debentures or junior subordinated debentures, of the Company underlying trust preferred securities issued by subsidiary trusts of the Company that are outstanding as of the date of the issuance of the Old Notes or that are issued in exchange for or upon transfer of such subordinated notes after the date of such issuance by a subsidiary trust of the Company;

•                  any indebtedness, obligation or liability that is subordinated to indebtedness, obligations or liabilities of the Company to substantially the same extent as or to a greater extent than the notes are subordinated, including, without limitation, the 2034 Notes in the case of the 2029 Notes and the 2029 Notes in the case of the 2034 Notes; and

•                  any subordinated notes issued under the indentures and, unless expressly provided in the terms thereof, any indebtedness of the Company to its subsidiaries.

As used above, the term “purchase money obligations” means indebtedness, obligations evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, issued to evidence the obligation to pay or a guarantee of the payment of, and any deferred obligation for the payment of, the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable.

In accordance with the subordination provisions of the indenture and the notes, we are permitted to make payments of accrued and unpaid interest on the notes on the interest payment dates and at maturity and to pay the principal of the notes at maturity unless:

•                  we are subject to any termination, winding up, liquidation or reorganization, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of our creditors or any other marshalling of our assets and liabilities; or

•                  a default in the payment of principal of, or premium, if any, or interest on, any senior indebtedness, beyond any applicable grace period, or if any event of default with respect to any senior indebtedness will have occurred and be continuing, or would occur as a result of the payment of (i) accrued and unpaid interest on the notes or (ii) the principal of the notes, permitting the holders of such senior indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof, unless and until such default or event of default will have been cured or waived or will have ceased to exist.

Upon our termination, winding up, liquidation or reorganization, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of our creditors or any other marshalling of our assets and liabilities or otherwise, we must pay to the holders of all of our senior indebtedness the full amounts of principal of, and premium, if any, and interest on, that senior indebtedness before any payment is made on the notes. If, after we have paid the senior indebtedness in full, there are any amounts available for payment of the notes and any of our other indebtedness and obligations ranking equally in right of payment with the notes, then we will use such remaining assets to pay the amounts of principal of, premium, if any, and accrued and unpaid interest on, the notes and such other of our indebtedness and obligations that rank equally in right of payment with the notes. If those assets are insufficient to pay in full the principal of, premium, if any, and interest on the notes and such other indebtedness and obligations, those assets will be applicable ratably to the payment of such amounts owing with respect to the notes and such other indebtedness and obligations.

In the event that we are subject to any termination, winding up, liquidation or reorganization, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of our creditors or any other marshalling of our assets and liabilities or otherwise, if the holders of the notes receive for any reason any payment on the notes or other distributions of our assets with respect to the notes before all of our senior indebtedness is paid in full, the holders of the notes will be required to return that payment or distribution to the bankruptcy trustee, receiver, liquidating trustee, custodian, assignee, agent or other person making payment of our assets for all our senior indebtedness remaining unpaid until all that senior indebtedness has been paid in full, after giving effect to any other concurrent payment or distribution to the holders of such senior indebtedness.

As a result of the subordination of the notes in favor of the holders of our senior indebtedness, in the event of our bankruptcy or insolvency, holders of our senior indebtedness may receive more, ratably, and holders of the notes may receive less, ratably, than our other creditors.

All liabilities of the Bank and our other subsidiaries, including deposits and liabilities to general creditors arising during the ordinary course of business or otherwise, will be effectively senior in right of payment to the notes to the extent of the assets of the subsidiary because, as a shareholder of the subsidiary, we do not have any rights to the assets of the subsidiary except if the subsidiary declares a dividend payable to us or if there are assets of the subsidiary remaining after it has discharged its liabilities to its creditors in connection with its liquidation. As of September 30, 2019, the Bank and our other subsidiaries had total outstanding liabilities of $5.21 billion on a consolidated basis. Over the term of the notes, we will need to rely primarily on dividends paid to us by the Bank, which is a regulated and supervised depository institution, for the funds necessary to pay the interest on our outstanding debt obligations and to make dividends and other payments on our other securities outstanding now or in the future. With respect to the payment of the principal of the notes at their maturity, we may rely on the funds we receive from dividends paid to us by the Bank, but may have to rely on the proceeds of borrowings and/or the sale of other securities to pay the principal amount of the notes. Regulatory rules may restrict the Bank’s ability to pay dividends or make other distributions to us or provide funds to us by other means. As a result, with respect to the assets of the Bank, our creditors (including the holders of the notes) are structurally subordinated to the prior claims of creditors of the Bank, including its depositors, except to the extent that we may be a creditor with recognized claims against the Bank.

Redemption

We may, at our option, redeem the notes, in whole or in part, beginning with the interest payment date of September 30, 2024 and on any interest payment date thereafter (in the case of the 2029 notes) or September 30,

2029 and on any interest payment date thereafter (in the case of the 2034 notes). In addition, at our option, we may redeem the notes in whole but not in part, at any time upon the occurrence of:

•                  a “Tier 2 Capital Event,” which is defined in the indentures to mean the receipt by the Company of a legal opinion from counsel experienced in such matters to the effect that, as a result of any change, event, occurrence, circumstance or effect occurring on or after the date of the exchange, the notes do not constitute, or within 90 days of the date of such legal opinion will not constitute, Tier 2 Capital (or its then equivalent if the Company were subject to such capital requirement);

•                  a “Tax Event,” which is defined in the indentures to mean the receipt by the Company of a legal opinion from counsel experienced in such matters to the effect that, as a result of a change in law on or after the date of the exchange, there is more than an insubstantial risk that interest paid by the Company on the notes is not, or, within 90 days of the date of such legal opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes; or

•                  an “Investment Company Event,” which is defined in the indentures to mean the receipt by the Company of a legal opinion from counsel experienced in such matters to the effect that there is more than an insubstantial risk that the Company is or, within 90 days of the date of such legal opinion will be, considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended.

Any redemption of the New Notes will be subject to prior approval of the Federal Reserve, and any other bank regulatory agency, to the extent such approval is then required. Any redemption of the notes will be at a redemption price equal to the principal amount of the notes, or portion thereof, to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. Any redemption of the notes will be subject to any required regulatory approvals.

If less than all of the notes are to be redeemed, the notes will be redeemed on a pro rata basis.

Notices of redemption will be mailed by first class mail at least 30 but no more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note, if any, will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Repurchases

We may purchase notes at any time on the open market or otherwise. If we purchase notes in this manner, we have the discretion to hold, resell or surrender the notes to the trustee under the indenture for cancellation.

No Sinking Fund; Non-Convertible

The notes will not be entitled to the benefit of any sinking fund. This means that we will not deposit money on a regular basis into any separate custodial account to repay the notes. The notes are not convertible into, or exchangeable for, any of our, or our subsidiaries’, equity securities or assets.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures

The notes will be issued only in fully registered form, without interest coupons, and in denominations of $1,000 and integral multiples of $1,000.

Unless otherwise required for institutional accredited investors, the notes will be evidenced by a global notes which will be deposited with, or on behalf of, DTC, or any successor thereto, and registered in the name of Cede & Co., or Cede, as nominee of DTC. Except as set forth below, record ownership of the global notes may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee. If New

Notes are issued to institutional accredited investors in certificated form, the New Notes will be transferable only on the records of the trustee and may not be exchanged for a beneficial interest in the global note(s) unless the exchange occurs in connection with a transfer where the transferor and transferee provide evidence satisfactory to the trustee and DTC that the transferee is eligible to hold a beneficial interest in the global note(s).

The global notes will not be registered in the name of any person, or exchanged for notes that are registered in the name of any person, other than DTC or its nominee, unless one of the following occurs:

•                  DTC notifies us that it is unwilling or unable to continue acting as the depositary for the global note, or DTC has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor depositary; or

•                  an event of default with respect to the notes represented by the global note has occurred and is continuing.

In those circumstances, DTC will determine in whose names any securities issued in exchange for the global notes will be registered. Any such notes in certificated form will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations.

DTC or its nominee will be considered the sole owner and holder of the global notes for all purposes, and as a result:

•                  you cannot get notes registered in your name if they are represented by the global notes;

•                  you cannot receive certificated (physical) notes in exchange for your beneficial interest in the global notes;

•                  you will not be considered to be the owner or holder of the global notes or any notes they represent for any purpose; and

•                  all payments on the global notes will be made to DTC or its nominee.

The laws of some jurisdictions require that certain kinds of purchasers (for example, certain insurance companies) can only own securities in definitive (certificated) form. These laws may limit your ability to transfer your beneficial interests in the global notes to these types of purchasers.

Only institutions (such as a securities broker or dealer) that have accounts with the DTC or its nominee (called “participants”) and persons that may hold beneficial interests through participants (including through Euroclear Bank SA/NV or Clearstream Banking, société anonyme, as DTC participants) can own a beneficial interest in the global notes. The only place where the ownership of beneficial interests in the global notes will appear and the only way the transfer of those interests can be made will be on the records kept by DTC (for their participants’ interests) and the records kept by those participants (for interests of persons held by participants on their behalf).

Secondary trading in bonds and notes of corporate issuers is generally settled in clearing-house (that is, next-day) funds. In contrast, beneficial interests in a global note usually trade in DTC’s same-day funds settlement system, and settle in immediately available funds. We make no representations as to the effect that settlement in immediately available funds will have on trading activity in those beneficial interests.

Cash payments of interest on and principal of the global notes will be made to Cede, the nominee for DTC, as the registered owner of the global notes. These payments will be made by wire transfer of immediately available funds on each payment date.

You may exchange or transfer the notes at the corporate trust office of the trustee for the notes or at any other office or agency maintained by us for those purposes. We will not require payment of a service charge for any transfer or exchange of the notes, but we may require payment of a sum sufficient to cover any applicable tax or other governmental charge.

We have been informed that, with respect to any cash payment of interest on or principal of the global notes, DTC’s practice is to credit participants’ accounts on the payment date with payments in amounts proportionate to their respective beneficial interests in the notes represented by the global notes as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by participants to owners of beneficial interests in notes represented by the global notes held through participants will be the responsibility of those participants, as is now the case with securities held for the accounts of customers registered in “street name.”

We also understand that neither DTC nor Cede will consent or vote with respect to the notes. We have been advised that under its usual procedures, DTC will mail an “omnibus proxy” to us as soon as possible after the record date. The omnibus proxy assigns Cede’s consenting or voting rights to those participants to whose accounts the notes are credited on the record date identified in a listing attached to the omnibus proxy.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge the interest to persons or entities that do not participate in the DTC book-entry system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing its interest.

DTC has advised that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange) only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the principal amount of the notes represented by the global notes as to which such participant has, or participants have, given such direction.

DTC has also advised as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code, as amended, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

The policies and procedures of DTC, which may change periodically, will apply to payments, transfers, exchanges and other matters relating to beneficial interests in the global notes. We and the trustee have no responsibility or liability for any aspect of DTC’s or any participants’ records relating to beneficial interests in the global notes, including for payments made on the global notes, and we and the trustee are not responsible for maintaining, supervising or reviewing any of those records.

Indenture Covenants

The indenture contains no covenants or restrictions restricting the incurrence of indebtedness or other obligations by us or by a subsidiary of ours, including the Bank. The indenture contains no financial covenants requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations or meet or exceed any financial ratios as a general matter or in order to incur additional indebtedness or obligations or to maintain any reserves. Moreover, neither the indenture nor the notes contain any covenants limiting our right to incur additional indebtedness or obligations, grant liens on our assets to secure our indebtedness or other obligations that are senior in right of payment to the notes, repurchase our stock or other securities, including any of the notes, or pay dividends or make other distributions to our shareholders (except, subject to certain limited exceptions, in the case of dividends or other distributions; redemptions, purchases, acquisitions or liquidation payments with respect to our capital stock; and repayments, repurchases or redemptions of any debt securities that rank equal with or junior to the notes, in each case, upon our failure to timely pay the principal of or interest on the notes, when the same becomes due and payable). In addition, neither the indentures nor the notes contain any provision that would provide protection to the holders of the notes against a sudden and dramatic decline in our credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.

Events of Default; Right of Acceleration; Failure to Pay Principal or Interest

The following are events of default under the indenture:

•                  the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case or proceeding under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, and such decree or order will have continued unstayed and in effect for a period of 30 consecutive days;

•                  the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, or the consent by the Company to the entry of a decree or order for relief in an involuntary case or proceeding under any such law;

•                  the failure of the Company to pay any installment of interest on any of the notes as and when the same will become due and payable, and the continuation of such failure for a period of 15 days;

•                  the failure of the Company to pay all or any part of the principal of any of the notes as and when the same will become due and payable under the applicable indenture;

•                  the failure of the Company to perform any other covenant or agreement on the part of the Company contained in the notes or in the applicable indenture, and the continuation of such failure for a period of 30 days after the date on which notice specifying such failure, stating that such notice is a “Notice of Default” under the applicable indenture and demanding that the Company remedy the same, was given, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the 2029 and/or 2034 notes, as applicable, at the time outstanding; and

•                  the default by the Company under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company having an aggregate principal amount outstanding of at least $75,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (i), such indebtedness having been discharged or, in the case of clause (ii), without such indebtedness having been discharged or such acceleration having been rescinded or annulled.

If an event of default with respect to the notes occurs due to a bankruptcy event, the principal of the notes and all accrued and unpaid interest thereon, if any, will be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the notes. If an event of default with respect to the notes occurs due to any reason other than a bankruptcy event, neither the trustee nor any holder may accelerate the maturity of the notes.

Under the indentures, if we fail to make any payment of interest on any note when such interest becomes due and payable and such default continues for a period of 30 days, or if we fail to make any payment of the principal of any note when such principal becomes due and payable, the trustee may, subject to certain limitations and conditions, demand, for the benefit of the holders of the notes, that the Company pay to the trustee, for the benefit of the holders of the notes, the whole amount then due and payable with respect to the notes, with interest upon the overdue principal, any premium and, to the extent permitted by applicable law, upon any overdue installments of interest at the rate or respective rates, as the case may be, provided for or with respect to the notes or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by the notes. Any such rights to receive payment of such amounts under the notes remain subject to the subordination provisions of the notes as discussed above under “—Subordination.” Neither the trustee nor the holders of the notes will have the right to accelerate the maturity of the notes in the case of our failure to pay the principal of, or interest on, the notes or our non-performance of any other covenant or warranty under the notes or the indentures.

Amendment, Supplement and Waiver

Without the consent of any holder of notes, we and the trustee, at any time and from time to time, may enter into one or more indentures supplemental to the indentures for any of the following purposes:

•                  to evidence the succession of another person to the Company, and the assumption by any such successor of the covenants of the Company contained in the indentures and in the notes;

•                  to add to the covenants of the Company for the benefit of the holders of the notes or to surrender any right or power conferred upon the Company with respect to the notes issued under the indentures;

•                  to permit or facilitate the issuance of notes in uncertificated or global form, provided any such action will not adversely affect the interests of the holders of then outstanding notes;

•                  to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the notes and to add to or change any of the provisions of the indentures as necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, in accordance with the requirements set forth in the indentures;

•                  to cure any ambiguity or to correct or supplement any provision in the indentures that may be defective or that may be inconsistent with any other provisions therein;

•                  to make any other provisions with respect to matters or questions arising under the indentures that will not adversely affect the interests of the holders of then outstanding notes;

•                  to add any additional events of default;

•                  to supplement any of the provisions of the indentures to such extent necessary to permit or facilitate the legal defeasance, covenant defeasance and/or satisfaction and discharge of the notes in accordance with the indentures, provided that any such action will not adversely affect the interests of any holder of then outstanding notes;

•                  to provide for the issuance of the New Notes pursuant to the exchange;

•                  to conform any provision in the indentures to the requirements of the Trust Indenture Act; or

•                  to make any change that does not adversely affect the legal rights under the indentures of any holder of then outstanding notes.

With the consent of the holders of not less than a majority in principal amount of the outstanding notes, we and the trustee may enter into an indenture or indentures supplemental to the indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indentures or the notes or of modifying in any manner the rights of the holders of the notes under the indentures, except that no such supplemental indenture will, without the consent of the holder of each outstanding note affected thereby:

•                  reduce the rate of or change the time for payment of interest, including defaulted interest, on any notes;

•                  reduce the principal of or change the stated maturity of any notes, or change the date on which any notes may be subject to redemption or reduce the redemption price therefore;

•                  make any note payable in money other than dollars;

•                  make any change in provisions of the Indentures protecting the right of each holder of the notes to receive payment of principal of and interest on such notes on or after the due date thereof or to bring suit to enforce such payment;

•                  reduce the percentage in principal amount of the outstanding notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indentures or certain defaults hereunder and their consequences) provided for in the indentures; or

•                  modify any of the provisions of the section of the indentures governing supplemental indentures with the consent of holders, or those provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the indentures cannot be modified or waived without the consent of the holder of each outstanding note affected thereby.

The holders of not less than a majority in aggregate principal amount of the outstanding notes may on behalf of the holders of all notes waive any past default under the applicable indenture and its consequences, except a default in any payment in respect of the principal of or interest on any note, or in respect of a covenant or provision of the applicable indenture under which the applicable indenture cannot be modified or amended without the consent of the holder of each outstanding note.

Satisfaction and Discharge of the Indenture; Defeasance

We may terminate our obligations under the indentures when:

•                  either: (1) all notes that have been authenticated and delivered have been delivered to the trustee for cancellation, or (2) all notes that have not been delivered to the trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, and in the case of the foregoing clause 2(i) or 2(ii), we have deposited or caused to be deposited with the trustee immediately available funds in an amount sufficient to pay and discharge the entire indebtedness on the outstanding notes;

•                  we have paid or caused to be paid all other sums then due and payable by us under the indenture with respect to the outstandnotes; and

•                  we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the applicable indenture relating to the satisfaction and discharge of the applicable indenture have been satisfied.

We may elect, at our option and at any time, to have our obligations discharged with respect to the outstanding notes, which we refer to as legal defeasance. Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

•                  the rights of the holders of such notes to receive payments in respect of the principal of and interest on such notes when payments are due;

•                  our and the trustee’s obligations with respect to such notes concerning registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for payments on the notes to be held in trust;

•                  the rights, powers, trusts, duties and immunities of the trustee under the applicable indenture; and

•                  the defeasance provisions of the applicable indenture.

In addition, we may elect, at our option, to have our obligations released with respect to certain covenants contained in the indentures, which is also called covenant defeasance. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) will no longer constitute an event of default with respect to the notes.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding notes:

•                  the Company will irrevocably have deposited or caused to be deposited with the as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of outstanding notes, (i) an amount in dollars, (ii) government obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of and interest, if any, on such notes, money or (iii) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge, and which will be applied by the trustee to pay and discharge, the principal of and interest, if any, on, such outstanding notes on the stated maturity of such principal or installment of principal or interest or the applicable redemption date, as the case may be;

•                  such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound;

•                  no event of default or event which with notice or lapse of time or both would become an event of default with respect to such notes will have occurred and be continuing on the date of such deposit, and, solely in the case of legal defeasance, no event of default, or event which with notice or lapse of time or both would become an event of default will have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit (it being understood that this condition to legal defeasance will not be deemed satisfied until the expiration of such period);

•                  in the case of legal defeasance, the Company will have delivered to the trustee an opinion of counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the applicable indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel will confirm that, the holders of such outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

•                  in the case of covenant defeasance, the Company will have delivered to the trustee an opinion of counsel to the effect that the holders of such outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

•                  the Company will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, under the applicable indenture have been satisfied;

•                  if the moneys or government obligations or combination thereof, as the case may be, deposited are sufficient to pay the principal of, and interest, if any, on, such notes provided such notes are redeemed on a particular redemption date, the Company will have given the trustee irrevocable instructions to redeem such notes on such date and to provide notice of such redemption to holders of such notes as provided in or under the applicable indenture; and

•                  The trustee will have received such other documents, assurances and opinions of counsel as the trustee will have reasonably required in its discretion.

In connection with a discharge or defeasance, in the event the trustee is unable to apply the moneys deposited as contemplated under the satisfaction and discharge provisions of the applicable indenture for any reason, our obligations under the applicable indenture and the notes will be revived as if the deposit had never occurred.

Regarding the Trustee

UMB Bank National Association is acting as the trustee under the indentures and the initial paying agent and registrar for the notes. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business.

Except during the continuance of an event of default under either indenture, the trustee will perform only such duties as are specifically set forth in the applicable indenture. During the continuance of an event of default that has not been cured or waived, the trustee will exercise such of the rights and powers vested in it by the applicable indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances.

The indenture and the Trust Indenture Act contain certain limitations on the rights of the trustee, should it become a creditor of our organization, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any “conflicting interest” (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, subject to certain exceptions. The indentures provides that in case an event of default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it by the applicable indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances. Subject to such provisions, the trustee will be under no obligation to exercise any of the rights or powers vested in it by the applicable indenture at the request or direction of any of the holders under the applicable indenture, unless such holders will have provided to the trustee security or indemnity satisfactory to the trustee against the losses, liabilities and expenses which might be incurred by it in compliance with such request or direction.

No Personal Liability of Shareholders, Employees, Officers or Directors, or Exchange Agent

No past, present or future director, officer, employee or shareholder of the Company or any of its predecessors or successors, as such or in such capacity, nor the Exchange Agent will have any personal liability for any of our obligations under the notes or the indentures by reason of his, her or its status as such director, officer, employee or shareholder. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The notes and the indentures will be governed by and construed in accordance with the laws of the State of New York.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material U.S. federal income tax considerations of the exchange of outstanding Old Notes for New Notes in the exchange offer. It is not a complete analysis of all the potential tax considerations relating to the exchange of outstanding Old Notes for New Notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, and administrative and judicial interpretations, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis. We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service or an opinion of counsel with respect to the U.S. federal income tax consequences described herein.

The tax treatment of a holder of notes may vary depending on the holder’s particular situation. This discussion is limited to the U.S. federal income tax consequences applicable to holders that purchased their Old Notes from us in the initial offering and at the initial offering price for cash and who held the Old Notes, and will hold the New Notes, as capital assets within the meaning of Section 1221 of the Code for U.S. federal income tax purposes. This discussion does not address all U.S. federal income tax considerations that may be applicable to holders’ particular circumstances or to holders that may be subject to special tax rules under U.S. federal income tax laws including, but not limited to, banks, insurance companies, or other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, dealers or traders in securities, commodities or currencies, U.S. expatriates, controlled foreign corporations, passive foreign investment companies, holders subject to the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, United States holders whose functional currency is not the United States dollar, persons that will hold the New Notes as a position in a hedging transaction, straddle, conversion transaction, or as part of a “synthetic security” or other integrated transactions or risk reduction transaction, persons deemed to sell the New Notes under the constructive sale provisions of the Code, persons that will hold the New Notes in an individual retirement account, 401(k) plan or similar tax-favored account, an accrual method taxpayer who is required to recognize income for U.S. federal income tax purposes no later than when such income is taken into account for financial accounting purposes, a person that purchases or sells notes as part of a wash sale for tax purposes, or entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities, or investors in such entities. This discussion does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction, or any non-income tax consequences of the exchange of Old Notes for New Notes.

The exchange of Old Notes for New Notes in the exchange offer should not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, (1) holders of Old Notes should not recognize gain or loss upon the receipt of New Notes in the exchange offer, (2) a holder’s basis in the New Notes received in the exchange offer should be the same as such holder’s basis in the Old Notes surrendered in exchange therefor immediately before the exchange, and (3) a holder’s holding period in the New Notes should include such holder’s holding period in the Old Notes surrendered in exchange therefor.

This discussion of material United States Federal Income Tax Considerations is for general information only and may not be applicable depending upon a holder’s particular situation. Holders of Old Notes considering the exchange offer are urged to consult their own tax advisors with respect to the tax consequences to them of exchanging Old Notes for New Notes, including the tax consequences under state, local, estate, foreign and other tax laws and the possible effects of changes in United States or other tax laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it may be a statutory underwriter and that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities provided that such broker-dealer notifies the Company to that effect by so indicating on the letter of transmittal. To the extent that any notifying broker-dealer participates in the exchange offer, we will use our commercially reasonable efforts to maintain the effectiveness of this prospectus.

We will not receive any proceeds from any sale of New Notes by broker-dealers or any other persons. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any New Notes. Any broker-dealer that receives New Notes in exchange for Old Notes acquired for its own account as a result of market-making activities or other trading activities, and resells such New Notes, and any broker-dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that reasonably requests such documents. We have agreed to pay certain expenses in connection with the exchange offer and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including certain liabilities under the Securities Act.

LEGAL MATTERS

The validity of the New Notes will be passed upon for us by Barack Ferrazzano Kirschbaum & Nagelberg LLP.

EXPERTS

Our consolidated financial statements as of December 31, 2018 and 2017, and for each of the years in the two-year period ended December 31, 2018, have been incorporated by reference herein and in the registration statement in reliance upon the report of Crowe LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Our consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for the year ended December 31, 2016 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Officers and Directors.

Under Section 8.75 of the Illinois Business Corporation Act of 1983, or the IBCA, an Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, an Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Section 8.75 of the IBCA also provides that, to the extent that a present or former director, officer or employee of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in either of the foregoing paragraphs, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

The registrant’s articles of incorporation and bylaws provide that, subject to the limits of applicable federal and state banking laws and regulations, the registrant must indemnify each person who is or was a director or officer of the registrant and each person who serves or served at the request of the registrant as a director, officer or partner of another enterprise in accordance with, and to the fullest extent authorized by, the IBCA, as the same now exists or may be amended in the future.

The registrant has also obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors may, in such capacities, incur. Section 8.75 of the IBCA provides that an Illinois corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the IBCA.

Item 21.    Exhibits and Financial Statement Schedules.

(a)Exhibits:

Number	Description
3.1	Articles of Incorporation of Midland States Bancorp, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company’s Registration on Form S-1 filed on April 11, 2016 (SEC File No. 333-210683)).

3.2

Articles of Amendment to the Articles of Incorporation of Midland States Bancorp, Inc., effective May 8, 2018 (incorporated by reference to Exhibit 3.5 to the Company’s Quarterly Report on Form 10-Q filed on August 8, 2018)

3.3

Statement of Resolution Establishing Series of Series G Preferred Stock of Midland States Bancorp, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on June 9, 2017)

3.4	By-laws of Midland States Bancorp, Inc. (incorporated herein by reference to Exhibit 3.2 of the Company’s Registration on Form S-1 filed on April 11, 2016 (SEC File No. 333-210683)).

4.1

Indenture, dated as of September 20, 2019, between Midland States Bancorp, Inc. and UMB Bank National Association, as trustee, regarding 5.00% Fixed-to-Floating Rate Subordinated Notes due 2029 (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on September 20, 2019)

4.2	Form of 5.00% Fixed-to-Floating Rate Subordinated Notes due 2029 (included in Exhibit 4.1)

4.3

Indenture, dated as of September 20, 2019, between Midland States Bancorp, Inc. and UMB Bank National Association, as trustee, regarding 5.50% Fixed-to-Floating Rate Subordinated Notes due 2034 (incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed on September 20, 2019)

4.4	Form of 5.50% Fixed-to-Floating Rate Subordinated Notes due 2034 (included in Exhibit 4.3)

4.5

Form of Registration Rights Agreement, dated as of September 20, 2019, among Midland States Bancorp, Inc. and the purchasers party thereto (incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K filed on September 20, 2019)

5.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP

23.1	Consent of Crowe LLP

23.2	Consent of KPMG LLP

23.3	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to the registration statement)

25.1

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of UMB Bank National Association, with respect to the Indenture, dated as of September 20, 2019, between Midland States Bancorp, Inc. and UMB Bank National Association, as trustee, regarding 5.00% Fixed-to-Floating Rate Subordinated Notes due 2029

25.2

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of UMB Bank National Association, with respect to the Indenture, dated as of September 20, 2019, between Midland States Bancorp, Inc. and UMB Bank National Association, as trustee, regarding 5.50% Fixed-to-Floating Rate Subordinated Notes due 2034

99.1	Form of Letter of Transmittal relating to the 5.00% Fixed-to-Floating Rate Subordinated Notes due 2029 and the 5.50% Fixed-to-Floating Rate Subordinated Notes due 2034

(b)Financial Statement Schedules:

All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, amounts which would otherwise be required to be shown with respect to any item are not material, are inapplicable or the required information has already been provided elsewhere or incorporated by reference in the registration statement.

Item 22.    Undertakings.

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one (1) business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Effingham, State of Illinois, on this 8th day of November, 2019.

MIDLAND STATES BANCORP, INC.

By:	/s/ Jeffrey G. Ludwig
Jeffrey G. Ludwig
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of  Jeffrey G. Ludwig and Douglas J. Tucker, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement on Form S-4 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the SEC under the Securities Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on November 8, 2019.

Signature	Title

/s/ John M. Schultz	Chairman of the Board of Directors
John M. Schultz

/s/ Leon J. Holschbach	Director, Vice Chairman
Leon J. Holschbach

/s/ Jeffrey G. Ludwig	President, Chief Executive Officer
Jeffrey G. Ludwig	(Principal Executive Officer)

/s/ Donald J. Spring	Chief Accounting Officer
Donald J. Spring	(Principal Financial and Accounting Officer)

/s/ Jennifer L. DiMotta	Director
Jennifer L. DiMotta

/s/ Deborah A. Golden	Director
Deborah A. Golden

Signature	Title

/s/ Jerry L. McDaniel	Director
Jerry L. McDaniel

/s/ Jeffrey M. McDonnell	Director
Jeffrey M. McDonnell

/s/ Dwight A. Miller	Director
Dwight A. Miller

/s/ Richard T. Ramos	Director
Richard T. Ramos

/s/ Robert F. Schultz	Director
Robert F. Schultz

/s/ Jeffrey C. Smith	Director
Jeffrey C. Smith